Exhibit 99.1

News Release:	Lumentum Announces Completion of NeoPhotonics Acquisition
Release Date:	August 3, 2022

Lumentum Announces Completion of NeoPhotonics Acquisition

SAN JOSE, Calif., August 3, 2022 /PRNewswire/ – Lumentum Holdings Inc. (NASDAQ: LITE) (“Lumentum”), today announced that it has completed its previously announced acquisition of NeoPhotonics Corporation (“NeoPhotonics”).

“I am excited to unite NeoPhotonics’ differentiated products and technology and talented team with those of Lumentum,” said Alan Lowe, Lumentum President and CEO. “This acquisition better positions us for attractive growth opportunities created by the digital transformation of work and life, which is driving relentless growth in the needed volumes and performance of cloud and network infrastructure. I welcome our new colleagues to the Lumentum team and want to thank NeoPhotonics’ CEO Tim Jenks and the rest of NeoPhotonics’ leadership team for their contributions in getting us to this important milestone.”

Under the terms of the merger agreement, NeoPhotonics stockholders will receive $16.00 in cash for each share of NeoPhotonics common stock in accordance with the terms of the merger agreement.

As previously announced, Lumentum anticipates achieving more than an estimated $50 million in annual run-rate synergies within 24 months of the closing of the transaction. Lumentum financed the transaction consideration with cash from the combined companies’ balance sheets.

Due to the timing of the closing of the NeoPhotonics acquisition, there is no impact to Lumentum’s fiscal fourth quarter 2022. During its fiscal fourth quarter and fiscal year 2022 earnings conference call, which is scheduled for Tuesday, August 16, 2022 at 5:30 a.m. PT / 8:30 a.m. ET, Lumentum will provide an update on the NeoPhotonics’ transaction. More information on this call can be found in the Investors section Lumentum’s website at http://investor.lumentum.com.

About Lumentum

Lumentum (NASDAQ: LITE) is a market-leading designer and manufacturer of innovative optical and photonic products enabling optical networking and laser applications worldwide. Lumentum optical components and subsystems are part of virtually every type of telecom, enterprise, and data center network. Lumentum lasers enable advanced manufacturing techniques and diverse applications including next-generation 3D sensing capabilities. Lumentum is headquartered in San Jose, California with R&D, manufacturing, and sales offices worldwide. For more information, visit www.lumentum.com and follow Lumentum on LinkedIn, Twitter, Facebook, Instagram, and YouTube.

About NeoPhotonics

NeoPhotonics is a leading developer and manufacturer of lasers and optoelectronic solutions that transmit, receive, and switch high-speed digital optical signals for Cloud and hyper-scale data center internet content providers and telecom networks. NeoPhotonics’ products enable cost- effective, high-speed over distance data transmission and efficient allocation of bandwidth in optical networks. NeoPhotonics maintains headquarters in San Jose, California and ISO 9001:2015 certified engineering and manufacturing facilities in Silicon Valley (USA), Japan and China. For additional information visit www.neophotonics.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events, including the timing of the transaction and other information related to the transaction. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern the transaction and our expectations, strategy, plans or intentions regarding it. Forward-looking statements in this communication include, but are not limited to, (i) expectations regarding the timing, completion and expected benefits of the transaction, (ii) plans, objectives and intentions with respect to future operations, customers and the market, and (iii) the expected impact of the transaction on the business of the parties. Expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the effect of the announcement or pendency of the transaction on our business relationships, results of operations and business generally; risks that the transaction disrupts current plans and operations; the risk of litigation and/or regulatory actions related to the transaction; potential impacts of the Covid-19 pandemic; changing supply and demand conditions in the industry; and general market, political, economic and business conditions. The forward-looking statements contained in this communication are also subject to other risks and uncertainties, including those more fully described in filings with the Securities and Exchange Commission, including reports filed on Form 10-K, 10-Q and 8-K and in other filings made by NeoPhotonics and Lumentum with the SEC from time to time and available at www.sec.gov. These forward-looking statements are based on current expectations, and with regard to the transaction, are based on Lumentum’s and NeoPhotonics’ current expectations, estimates and projections about the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by Lumentum and NeoPhotonics, all of which are subject to change. The parties undertake no obligation to update the information contained in this communication or any other forward-looking statement.

Category: Financial

Contact Information:

Investors: Kathy Ta, (408) 750-3853; investor.relations@lumentum.com

Media:      Sean Ogarrio, (408) 546-5405; media@lumentum.com

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